CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 22, 2024, relating to the financial statements and financial highlights of Themes Airlines ETF, Themes Cloud Computing ETF, Themes Cybersecurity ETF, Themes European Luxury ETF, Themes Generative Artificial Intelligence ETF, Themes Global Systematically Important Banks ETF, Themes Gold Miners ETF, Themes Natural Monopoly ETF, Themes Robotics & Automation ETF, Themes Silver Miners ETF, Themes US Cash Flow Champions ETF, Themes US Infrastructure ETF, Themes US R&D Champions ETF, Themes US Small Cap Cash Flow Champions ETF, Themes Copper Miners ETF, Themes Lithium & Battery Metal Miners ETF, and Themes Uranium & Nuclear ETF, each a series of Themes ETF Trust, which are included in Form N-CSR for the periods ended September 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania January 27, 2025